SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   Form 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): April 27, 2000


                       CHORUS COMMUNICATIONS GROUP, LTD.
            (Exact Name of Registrant as Specified in its Charter)

                                   WISCONSIN
                (State or Other Jurisdiction of Incorporation)

                                   333-23435
                             (Commission File No.)

                                  39-1880843
                             (IRS Employer ID No.)

      8501 Excelsior Drive, Madison, Wisconsin                  53717
      (Address of Principal Executive Offices)                (Zip Code)

Registrant's telephone number, including area code:  (608) 828-2000

INFORMATION TO BE INCLUDED IN THE REPORT:


Item 5.    Other Events.

           On April 27, 2000, Chorus Communications Group Ltd. announced that at the Chorus annual meeting, the shareholders had: 1) re-elected Lee Swanson to another term as Director of Chorus and 2) approved the proposed Stock Incentive Plan. Additionally, the management announced unaudited first quarter earnings for 2000 to be $0.16 per share.

           The Company also announced that it intends to apply to have its stock listed on NASDAQ in the near future and that it continues to pursue the stock buyback program it instituted in late 1999, having repurchased less than 1% of the outstanding stock at this time.

Item 7.    Financial Statements and Exhibits.

           c. Exhibit 99  - Press Release dated April 27, 2000



SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  April 27, 2000       /s/Howard G. Hopeman
                       Howard G. Hopeman
                       Executive Vice-President and Chief Financial Officer

                                  Exhibit 99

                                 Press Release


         Chorus Communications Group Holds Annual Shareholder Meeting


MADISON, Wis. -- (April 27, 2000)-- Chorus Communications Group, Ltd. held its annual shareholder meeting at the Marriott Madison-West on Wednesday April 26, 2000. Approximately 550 Chorus shareholders attended the meeting. Shareholders re-elected Lee Swanson to another term as a Director of Chorus and also adopted a proposed Stock Incentive Plan.

Chorus Communications Group's Chief Financial Officer, Howard Hopeman announced that Chorus' earnings per share for the first quarter of calendar year 2000 were $0.16 per share. That figure compares to $0.18 per share earned in the first quarter of calendar year 1999. Both earnings figures are unaudited. Additional details regarding those earnings will be included as part of Chorus' regular release of quarterly financial statements.

During the course of the annual meeting, Chorus' Chief Executive Officer, Dean W. Voeks also announced that Chorus intends to apply to have its stock listed on NASDAQ in the near future. Exact details regarding the timing of the application for listing have yet to be determined.

In addition, Mr. Voeks revealed that Chorus intends to continue to pursue the stock buyback program it instituted late in 1999 and that to date Chorus had repurchased less than 1% of the outstanding stock.

Chorus Communications Group Ltd., headquartered in Madison Wisconsin, was formed in 1997. Local mergers and acquisitions have allowed CCGL to expand offerings for a variety of telecommunications products and services. Local, long-distance telephone service, computer and telephone business networks, telephony equipment, directory publishing and high-speed Internet access are offered under the Chorus Communications Group umbrella. Traded as CCGL:OB.

Except for the historical information contained herein, the matters discussed in this announcement are forward-looking statements which involve risks and uncertainties, including but not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services and prices and other factors discussed in the Company's filings with the Securities and Exchange Commission. All trademarks within are the properties of their respective manufacturers.